HomeStreet Reports Year End and Fourth Quarter 2020 Results
Fourth Quarter 2020

Fully diluted EPS $1.25 Core EPS $1.47	ROE: 15.3% ROTCE Core: 19.0%	BV per share $32.93 TBV per share $31.42
Full Year 2020

Fully diluted EPS $3.47 Core EPS $3.85	ROE: 11.3% ROTCE Core 13.4%
SEATTLE –January 25, 2021 – (BUSINESS WIRE) – HomeStreet, Inc. (Nasdaq:HMST) (including its consolidated subsidiaries, the "Company" or "HomeStreet"), the parent company of HomeStreet Bank, today announced the financial results for the quarter and year ended December 31, 2020. As we present non-GAAP measures in this release, the reader should refer to the non-GAAP reconciliations set forth below under the section “Non-GAAP Financial Measures.”
“HomeStreet reported strong results in the fourth quarter of 2020, concluding a year in which, notwithstanding the challenges of the global pandemic, we benefited from our diversified business model, conservatively underwritten loan portfolio and the steadfast commitment of our employees," said Mark K. Mason, HomeStreet’s Chairman of the Board, President, and Chief Executive Officer. “During the fourth quarter, our net interest margin once again increased as a result of improvement in our funding costs, we continued to benefit from high loan volume and profitability in our single-family mortgage banking business, and we had record origination volumes of commercial real estate loans and higher volumes of commercial real estate loan sales. These increased revenues along with the benefits of our efficiency and profitability improvement project initiated in 2019 resulted in meaningful improvement in our profitability and efficiency.We anticipate the successful implementation of our strategic and efficiency initiatives, our ongoing efforts to improve the composition of our funding and cost and our efficient capital management will have an enduring impact on our profitability and efficiency though the economic cycle. Specifically, we believe we have the opportunity to continue to grow earnings through the normalization of the single family mortgage market.”

Fourth Quarter Operating Results
                   Fourth quarter 2020 compared to third quarter 2020
Reported Results:
•Net income: $27.6 million compared with $26.3 million
•Earnings per fully diluted share: $1.25 compared to $1.15
•Net interest margin: 3.26%, compared to 3.20%
•Return on average assets: 1.47% compared to 1.40%

Core Results:
•Net income: $32.4 million compared with $28.2 million
•Earnings per fully diluted share: $1.47 compared to $1.23
•Return on average assets: 1.73% compared to 1.50%
•Pre-provision income before taxes: $41.4 million compared to $36.1 million
•Efficiency ratio: 56.1% compared to 59.9%

Full Year Operating Results
   2020 compared to 2019
Reported Results:
•Net income: $80.0 million compared with $17.5 million
•Earnings per fully diluted share: $3.47 compared to $0.65
•Net interest margin: 3.13%, compared to 3.05%
•Return on average assets: 1.10% compared to 0.26%

Core Results:
•Net income: $88.8 million compared with $44.5 million
•Earnings per fully diluted share: $3.85 compared to $1.73
•Return on average assets: 1.23% compared to 0.66%
•Pre-provision income before taxes: $133.6 million compared to $52.7 million
•Efficiency ratio: 61.4% compared to 79.4%

Financial Position
                    Fourth quarter 2020 compared to third quarter 2020
•Loan portfolio originations: $734 million, a 20% increase
•Single family loans held for sale originations: $629 million, a 10% increase
•Commercial and consumer noninterest-bearing deposits increased 7%
•Period ending cost of deposits: 0.29%, compared to 0.36%
•Tangible book value per share: $31.42, a 4% increase

 2020 activity
•Loan portfolio originations: $2.8 billion
•Single family loans held for sale originations: $2.1 billion
•Commercial and consumer noninterest-bearing deposits increased 55%
•Tangible book value per share increased 16%

“Increasing loan originations allowed us to offset the high levels of prepayments resulting from the low interest environment,” added Mr. Mason. “Our loan portfolio continues to perform well during the pandemic and as a result we did not record any provision for credit losses in the third or fourth quarter and we do not currently foresee a need to make additional provisions for credit losses at this time.”

Other Financial Items
Fourth Quarter 2020
•$6.1 million restructuring charge related to corporate office lease and related fixed assets impairment
•$1.5 million charge related to prepayment of FHLB advances
•Self-insured medical benefits: $1.8 million in lower costs

Other
•Repurchased a total of 209,820 shares of our common stock at an average price of $28.93 per share during the fourth quarter and 2,205,655 shares at an average price of $26.31 per share during all of 2020, representing 9.2% of the outstanding shares at December 31, 2019
•Full time equivalent employees for the fourth quarter of 2020: 1,013

Conference Call
HomeStreet, Inc. (Nasdaq:HMST), the parent company of HomeStreet Bank, will conduct a quarterly earnings conference call on Tuesday, January 26, 2021 at 1:00 p.m. EST. Mark K. Mason, President and CEO, and John M. Michel, Executive Vice President and CFO, will discuss year end and fourth quarter 2020 results and provide an update on recent events. A question and answer session will follow the presentation. Shareholders, analysts and other interested parties may register in advance at http://dpregister.com/10151012 or may join the call by dialing 1-877-508-9589 (1-855-669-9657 in Canada and 1-412-317-1075 internationally) shortly before 1:00 p.m. EST.
A rebroadcast will be available approximately one hour after the conference call by dialing 1-877-344-7529 and entering passcode 10151012.

About HomeStreet

HomeStreet, Inc. (Nasdaq:HMST) is a diversified financial services company headquartered in Seattle, Washington, serving consumers and businesses in the Western United States and Hawaii. The Company is principally engaged in real estate lending, including mortgage banking activities, and commercial and consumer banking. Its principal subsidiaries are HomeStreet Bank and HomeStreet Capital Corporation. Certain information about our business can be found on our investor relations web site, located at http://ir.homestreet.com. HomeStreet Bank is a member of the FDIC and an Equal Housing Lender.

Contact:	Investor Relations:
HomeStreet, Inc.
Gerhard Erdelji (206) 515-4039
Gerhard.Erdelji@HomeStreet.com
http://ir.homestreet.com

Forward-Looking Statements

This press release contains forward-looking statements concerning HomeStreet, Inc., HomeStreet Bank (and any consolidated subsidiaries of HomeStreet, Inc. and HomeStreet Bank) and their operations, performance, financial condition and likelihood of success, as well as plans and expectations for future actions and events. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are based on many beliefs, assumptions, estimates and expectations of our future performance, taking into account information currently available to us, and include statements about the impacts of COVID-19 on our business and operating strategies and plans and on the economies and communities we serve, our expectations about future performance and financial condition, long term value creation, reduction in volatility, reliability of earnings, provisions and allowances for credit losses, cost reduction initiatives, performance of our continued operations relative to our past operations, the nature and magnitude of additional expected charges related the exit of our home loan center-based mortgage operations and restructuring activities. When used in this press release, the words "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "potential," "should," "will" and "would" and similar expressions (including the negative of these terms) may help identify forward-looking statements. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond management's control. Forward-looking statements speak only as of the date made, and we do not undertake to update them to reflect changes or events that occur after that date.

We caution readers that a number of factors could cause actual results to differ materially from those expressed in, or implied or projected by, such forward-looking statements. Among other things, we face limitations and risks associated with the ongoing impacts of COVID-19 and the extent to which it has impacted and will continue to impact our business, operations and performance, and which could have a negative impact on our credit portfolio, borrowers, and share price; recent restructuring activities;, the ongoing need to anticipate and address similar issues affecting our business; and challenges to our ability to efficiently expand our banking operations, meet our growth targets, maintain our competitive position and generate positive net income and cash flow. These limitations and risks include our inability to implement all or a significant portion of the cost reduction measures we have identified; the risk of adverse impacts to our business of reducing the size of our operations; changes in general political and economic conditions that impact our markets and our business; actions by the Federal Reserve Board, the FDIC, Washington State Department of Financial Institutions and financial market conditions that affect monetary and fiscal policy; regulatory and legislative actions that may increase capital requirements or otherwise constrain our ability to do business, including new or changing interpretations of existing statutes or regulations and restrictions, fines or penalties that could be imposed by our regulators on certain aspects of our operations or on our growth initiatives and acquisition activities; our ability to maintain electronic and physical security of our customer data and our information systems; our ability to maintain compliance with current and evolving laws and regulations; our ability to attract and retain key personnel; employee litigation risk arising from current or past operations including but not limited to various restructuring activities undertaken by the Bank in recent years; our ability to make accurate estimates of the value of our non-cash assets and liabilities; our ability to operate our business efficiently in a time of lower revenues and increases in the competition in our industry and across our markets; and the extent of our success in resolving problem assets. The results of our restructuring activities and cost efficiency measures may fall short of our financial and operational expectations. In addition, we may not recognize all or a substantial portion of the value of our rate-lock loan activity due to challenges our customers may face in meeting current underwriting standards; decreases in interest rates; increase in competition for loans; unfavorable changes in general economic conditions, including housing prices, unemployment rates, the job market; the impact of the ongoing COVID-19 pandemic and other similar events or natural disasters and the success of mitigation measure, including vaccine programs; the ability of our customers to meet their debt obligations; consumer confidence and spending habits either nationally or in the regional and local market areas in which we do business; and recent and future legislative or regulatory actions or reform that affect us directly or our business or the banking or mortgage industries more generally. A discussion of the factors that may pose a risk to the achievement of our business goals and our operational and financial objectives is contained in our Annual Report on Form 10-K for the year ended December 31, 2019 and in our subsequent quarterly reports on Form 10-Q and Forms 8-K filed with the Securities and Exchange Commission. We strongly recommend readers review those disclosures in conjunction with the discussions herein.

The information contained herein is unaudited, although certain information related to the year ended December 31, 2019 has been derived from our audited financial statements for the year then ended as included in our 2019 Form 10-K. All financial data for the year end December 31, 2019 should be read in conjunction with the audited consolidated financial statements for the year ended December 31, 2019 and the notes to such consolidated financial statements of HomeStreet, Inc. and subsidiaries as of and for the fiscal year ended December 31, 2019, as contained in the Company's Annual Report on Form 10-K for such fiscal year.

HomeStreet, Inc. and Subsidiaries
Non-GAAP Financial Measures

To supplement our unaudited condensed consolidated financial statements presented in accordance with GAAP, we use certain non-GAAP measures of financial performance. These supplemental performance measures may vary from, and may not be comparable to, similarly titled measures provided by other companies in our industry. Non-GAAP financial measures are not in accordance with, or an alternative for, GAAP. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. A non-GAAP financial measure may also be a financial metric that is not required by GAAP or other applicable requirement.

We believe that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding our performance by providing additional information used by management that is not otherwise required by GAAP or other applicable requirements. Our management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing our operating results and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate a comparison of our performance to prior periods. We believe these measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. However, these non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures prepared in accordance with GAAP. In the information below, we have provided a reconciliation of, where applicable, the most comparable GAAP financial measures to the non-GAAP measures used in this press release, or a reconciliation of the non-GAAP calculation of the financial measure.

In this press release, we use (i) tangible common equity and tangible assets as we believe this information is consistent with the treatment by bank regulatory agencies, which excluded intangible assets from the calculation of capital ratios; (ii) core earnings which exclude certain nonrecurring charges primarily related to our discontinued operations and restructuring activities as we believe this measure is a better comparison to be used for projecting future results; (iii) core pre-provision income before taxes which excludes the provision for credit losses as we believe this provides a better understanding of our current and future results after excluding the substantial provision for credit losses required under CECL and the current COVID-19 economic conditions; and (iv) an efficiency ratio which is the ratio of noninterest expenses to the sum of net interest income and noninterest income, excluding certain items of income or expense and excluding taxes incurred and payable to the state of Washington as such taxes are not classified as income taxes and we believe including them in noninterest expenses impacts the comparability of our results to those companies whose operations are in states where assessed taxes on business are classified as income taxes.

HomeStreet, Inc. and Subsidiaries
Non-GAAP Financial Measures

Reconciliations of non-GAAP results of operations to the nearest comparable GAAP measures:

	As of or for the Quarter Ended		As of or for the Year Ended
(dollars in thousands, except share data)	12/31/2020	9/30/2020	12/31/2020	12/31/2019

Tangible book value per share
Shareholders' equity	$717,750	$696,306	$717,750	$679,723
Less: Goodwill and other intangibles	(32,880)	(33,222)	(32,880)	(34,252)
Tangible shareholders' equity	$684,870	$663,084	$684,870	$645,471

Common shares outstanding	21,796,904	21,994,204	21,796,904	23,890,855

Computed amount	$31.42	$30.15	$31.42	$27.02

Tangible common equity to tangible assets
Tangible shareholders' equity (per above)	$684,870	$663,084	$684,870	$645,471
Tangible assets
Total assets	$7,237,091	$7,409,641	$7,237,091	$6,812,435
Less: Goodwill and other intangibles	(32,880)	(33,222)	(32,880)	(34,252)
Net	$7,204,211	$7,376,419	$7,204,211	$6,778,183

Ratio	9.5%	9.0%	9.5%	9.5%

Core earnings
Net income from continuing operations	$27,598	$26,349	$79,990	$40,720
Adjustments (tax effected)
Restructuring related charges	4,786	1,838	9,298	3,753
Contingent payout	—	—	(446)	—
Total	$32,384	$28,187	$88,842	$44,473

Return on average tangible equity (annualized) - Core
Average shareholders' equity	$717,666	$716,899	$706,160	$694,903
Less: Average goodwill and other intangibles	(33,103)	(33,447)	(33,613)	(34,245)
Average tangible equity	$684,563	$683,452	$672,547	$660,658

Core earnings (from above)	$32,384	$28,187	$88,842	$44,473
Adjustments (tax effected)
Amortization on core deposit intangibles	267	266	1,082	1,367
	$32,651	$28,453	$89,924	$45,840

Ratio	19.0%	16.6%	13.4%	6.9%

	As of or for the Quarter Ended		As of or for the Year Ended
(dollars in thousands, except share data)	12/31/2020	9/30/2020	12/31/2020	12/31/2019
Return on average tangible equity (annualized)
Average tangible equity (per above)	$684,563	$683,452	$672,547	$660,658

Net income (loss)	27,598	26,349	79,990	17,512
Adjustments (tax effected):
Amortization on core deposit intangibles	267	266	1,082	1,367
Tangible income applicable to shareholders	$27,865	$26,615	$81,072	$18,879

Ratio	16.2%	15.5%	12.1%	2.9%

Return on average assets (annualized) - Core
Average assets	$7,463,702	$7,499,809	$7,250,634	$6,785,371
Core earnings (per above)	32,384	28,187	88,842	44,473

Ratio	1.73%	1.50%	1.23%	0.66%
Efficiency ratio
Noninterest expense
Total	$64,770	$58,057	$235,663	$215,614
Adjustments:
Restructuring related charges	(6,112)	(2,357)	(11,837)	(4,489)
Prepayment fee on FHLB advances	(1,492)	—	(1,492)	—
State of Washington taxes	(1,056)	(677)	(2,920)	(1,782)
Adjusted total	$56,110	$55,023	$219,414	$209,343

Total revenues
Net interest income	$56,048	$55,684	$208,662	$189,390
Noninterest income	43,977	36,155	149,364	74,432
Contingent payout	—	—	(566)	—
Adjusted total	$100,025	$91,839	$357,460	$263,822

Ratio	56.1%	59.9%	61.4%	79.4%

Core diluted earnings per share
Core earnings (per above)	$32,384	$28,187	$88,842	$44,473
Fully diluted shares	22,103,902	22,877,226	23,076,822	25,770,783

Ratio	$1.47	$1.23	$3.85	$1.73

	As of or for the Quarter Ended		As of of or for the Year Ended
(dollars in thousands, except share data)	12/31/2020	9/30/2020	12/31/2020	12/31/2019

Pre-provision income before income taxes - Core
Total revenues - Core (per above)	$100,025	$91,839	$357,460	$263,822
Noninterest expense	(64,770)	(58,057)	(235,663)	(215,614)
Restructuring related charges	6,112	2,357	11,837	4,489
Total	$41,367	$36,139	$133,634	$52,697

Effective tax rate used in computations above	21.7%	22.0%	21.5%	16.4%